Exhibit 10.2

STANDSTILL AGREEMENT

          This STANDSTILL AGREEMENT (this “Agreement”) is made and entered into this 3rd day of March 2004 by and between Ask Jeeves, Inc., a Delaware corporation (the “Company”) and                     (the “Stockholder”).

W I T N E S S E T H:

          WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of March 3, 2004 (the “Merger Agreement”) by and among the Company, Aqua Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Aqua Acquisition Holdings LLC, a single member Delaware limited liability company (“Surviving Company”) and wholly owned subsidiary of the Company and Interactive Search Holdings, Inc. (“Target”), Merger Sub is merging (the “Step One Merger”) with and into Target, with Target as the interim surviving corporation (the “Interim Surviving Corporation”), and immediately thereafter and as part of the same plan, the Interim Surviving Corporation will be merged with and into the Surviving Company (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”); and

          WHEREAS, as a condition to the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, the parties have agreed to restrict the ability of the Stockholder and certain of its transferees to acquire securities of the Company as set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1: DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

          (a) “Affiliate” shall have the meaning given it in Rule 12b-2 under the Exchange Act[; provided, however, that such term shall in no event include the limited partners or members of Bain Capital Fund VI, LP, BCIP Associates II, BCIP Trust Associates II, BCIP Associates II-B, BCIP Trust Associates II-B, BCIP Associates II-C, PEP Investments Pty Ltd., Sankaty High Yield Asset Partners, L.P., Sankaty High Yield Partners II, L.P., Brookside Capital Partners Fund, L.P., RGIP, LLC, BCI-I, LLC, or BCI-II, LLC] [BAIN AGREEMENT] [JP MORGAN AGREEMENT: “Affiliate” shall mean each of J.P. Morgan Partners (BHCA), L.P. and any other entity controlled by, controlling or under common control with such Person at such time (including any entity controlled by JPMP Master Fund Manager, L.P.), any entity managed or advised by J.P. Morgan Partners, LLC, and JPMP Capital Corp. [REP BY JP MORGAN RE: AFFILIATE LIST TO BE DISCUSSED]

          (b) “Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the

Exchange Act, as in effect on the date hereof). The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

          (c) “Board” shall mean the Board of Directors of the Company.

          (d) “Common Stock” means the Company’s authorized and outstanding shares of common stock, par value $0.001 per share, and any other class of common stock of the Company that may be created from time to time.

          (e) “Company” shall have the meaning set forth in the recitals to this Agreement.

          (f) “Derivative Security” shall mean any subscription, option, conversion right, warrant, phantom stock right or other agreement, security or commitment of any kind obligating the Company or any of its subsidiaries to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, (i) any Voting Securities or any other equity security of the Company, (ii) any securities convertible into, or exchangeable for, any Voting Securities or other equity security of the Company or (iii) any obligations measured by the price or value of any shares of capital stock of the Company.

          (g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (h) “Group” shall have the meaning provided in Section 13(d)(3) of the Exchange Act.

          (i) “Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

          (j) “Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting as an individual, fiduciary or other capacity.

          (k) “Securities Act” shall mean the Securities Act of 1933, as amended.

          (l) “Standstill Period” shall mean the period commencing on the date hereof and ending on the earlier to occur of: (i) the date when the Stockholder, together with its Affiliates, holds less than two million (2,000,000) shares of Subject Securities (as appropriately adjusted for stock splits, stock dividends and the like) as a result bona fide sales or other transfers of Subject Securities after the date of this Agreement or (ii) upon the termination of the Merger Agreement.

          (m) “Subject Securities” shall have the meaning ascribed to it in Section 3.1(a).

          (n) “Voting Securities” means the shares of Common Stock, any other securities of the Company having the general voting power under ordinary circumstances to elect members of the Board, and any other securities which are convertible into, or exchangeable for, Voting Securities.

          (o) “Voting Power” shall mean, calculated at a particular point in time, the aggregate votes represented by all the then outstanding Common Stock and any other securities of the Company then entitled to vote generally in the election of directors of the Company.

SECTION 2: REPRESENTATIONS AND WARRANTIES

          The Stockholder hereby represents and warrants to the Company as follows:

     2.1 Authority. The Stockholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Stockholder.

     2.2 Enforceability. This Agreement has been duly executed and delivered by the Stockholder and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by the terms of this Agreement or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     2.3 No Conflicts. The execution and delivery of this Agreement by the Stockholder, and the performance by the Stockholder of its obligations hereunder, will not (a) if the Stockholder is an entity, contravene any provision of the organizational documents of the Stockholder, (b) violate or conflict with any material law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any governmental authority or of any arbitration award which is either applicable to, binding upon, or enforceable against the Stockholder; (c) conflict with, result in any breach of, or constitute a default under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material agreement which is applicable to, binding upon or enforceable against the Stockholder; or (d) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other Person.

SECTION 3: ACQUISITIONS OF SECURITIES AND OTHER RESTRICTED ACTIVITIES

     3.1 Restrictions During the Standstill Period. During the Standstill Period, unless requested by the Board, the Stockholder shall not, and the Stockholder shall cause each Affiliate of the Stockholder not to, directly or indirectly, singly or as part of a Group:

          (a) acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other Group or otherwise, Beneficial Ownership of any Voting Securities, Derivative Securities or any other securities of the Company or any rights to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any Voting Securities (collectively, “Subject Securities”), other than:

               (i) the acquisition by the Stockholder or any Affiliate thereof of such number of Subject Securities which would not, in the aggregate, increase such parties’ combined ownership percentage (calculated on a fully-diluted and converted to Common Stock basis) to greater than 4% of the then Voting Power of the Company;

               (ii) the acquisition of Subject Securities as a result of any stock split, stock dividend or other distributions, recapitalizations or offerings made available by the Company to holders of a class or series of Voting Securities generally;

               (iii) the acquisition of any Subject Securities pursuant to the Merger Agreement or upon exercise of any stock options issued to the Stockholder as a result thereof;

               (iv) the acquisition of any Subject Securities pursuant to the Company’s stock option plan, employee stock purchase plan or any other incentive plan made available or offered to executives or employees of the Company or the issuance of Subject Securities to the Stockholder upon exercise of any rights granted to the Stockholder under any such plans; or

               (v) an investment in any Person (other than an Affiliate of the Stockholder), fund or other investment vehicle which owns or otherwise holds Subject Securities and which beneficially owns less than 10% of the outstanding shares of capital stock of the Company; provided that neither the Stockholder nor any of its Affiliates or any other Person under Stockholder’s control has any discretion or control over the assets of such Person, fund or other investment vehicle.

          (b) propose or take substantial steps to effect (in either case, on behalf of itself or to or with a third party) any merger, business combination, restructuring, recapitalization or similar transaction involving the Company or any of its subsidiaries or the sale or other disposition outside the ordinary course of business of any material portion of the assets of the Company or any of its subsidiaries; provided, however, that nothing set forth in this clause (b) will prohibit the Stockholder’s activities acting together with the Company’s Chief Executive Officer in connection with possible acquisitions and dispositions within parameters previously discussed with, and approved by, the Board from time to time;

          (c) make or in any way propose or participate in any “solicitation” of “proxies” to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any Person, other than the Company, with respect to the solicitation or voting of any Voting Securities of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board;

          (d) unless first approved by the Board, initiate, propose or otherwise solicit stockholders for the approval of any stockholder proposal (as described in Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company;

          (e) deposit any Subject Securities into a voting trust or subject any such Subject Securities to any arrangement or agreement with respect to the voting thereof;

          (f) form, be a member of, join or encourage the formation of, any Group with respect to any Subject Securities or the acquisition of any assets of the Company, other than any such Group resulting from, and solely to the extent set forth in, the Merger Agreement and the agreements that are exhibits thereto;

          (g) otherwise act, alone or in concert with others, in a manner designed or having the deliberate effect of circumventing the restrictions otherwise imposed hereunder;

          (h) disclose or publicly announce any intention, plan or arrangement inconsistent with the foregoing; or

          (i) except as otherwise permitted by this Agreement, finance any other Persons in connection with any of the activities prohibited by the foregoing clauses (a) through (h).

     3.2 Additional Restrictions. [FOR JP MORGAN AGREEMENT ONLY] Stockholder and its Affiliates and their respective employees and agents shall not communicate or share nonpublic information with affiliates of Stockholder (other than Affiliates), or any of their employees or agents, with respect to the Company or any of its subsidiaries. J.P. Morgan Partners (BHCA), LLC and its Affiliates shall put in place procedures to ensure compliance with the preceding sentence.

SECTION 4: MISCELLANEOUS

     4.1 Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall survive the execution, delivery and performance of this Agreement.

     4.2 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Agreement, further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall cause their proper officers or directors to take all such necessary action.

     4.3 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by same-day courier, overnight delivery service or confirmed facsimile, provided that if delivered on a date that is not a business day or after 5:00 p.m. on a business day (in each case at the place of delivery), such notice shall be deemed delivered on the next succeeding business day, if such notice is delivered to the party to be notified at such party’s address or facsimile number as set forth below, or as subsequently modified by written notice.

(a)	If to the Company, to:

Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
	Attention:	Chief Financial Officer
	Facsimile No.:	(510) 985-7412

With a copy to:

O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
	Attention:	Karen Dreyfus
	Facsimile:	(650) 473-2601

(b)	If to the Stockholder or any Affiliate of the Stockholder, to:

Attention:

Facsimile:

With a copy to:

Attention:

Facsimile:

     4.4 Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

     4.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     4.6 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 4.6 shall be binding upon the parties and their respective successors and assigns.

     4.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties hereto.

     4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

     4.9 Governing Law; Submission to Jurisdiction. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts located in or for the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

     4.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The Stockholder acknowledges that nothing in the Merger Agreement, including, without limitation, Article Eight thereof, shall limit the liability of the Stockholder for breach of this Agreement.

[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

ASK JEEVES, INC.

By:

Name: Steve Berkowitz
Title: Chief Executive Officer

STOCKHOLDER

[NAME]

By:

Name:

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Title: